Exhibit 10.3

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is entered into on June 15, by and between Bio-Matrix Scientific Group, Inc.  ("SUBLESSOR”), with an address of 8885 Rio San Diego Dr. #357, San Diego, CA 92108 and Entest BioMedical, Inc. Inc., ("SUBLESSEE"), currently located at  4700 Spring Street, Suite 203, La Mesa, CA 91941 (the “Parties”).

     FOR VALUABLE CONSIDERATION, the Parties agree to the following terms and conditions.

     1.  Premises.  Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term specified below, and upon all of the conditions set forth herein, that certain real property, including all improvements thereon, commonly known by the street address of 4700 Spring Street, Suite 203, La Mesa, CA 9194  (the “Premises”).

     2.  Term.  The term of this Sublease shall be for  36 months commencing on June 30, 2009 and ending on  June 30, 2012, unless sooner terminated pursuant to any provision hereof.  Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date.  If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in the Master Lease.

     3.  Base Rent.  Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $ 4,100 on the 5th of each month of the term hereof. Base Rent which is less than one month for any period during the term hereof shall be calculated at a pro rata portion of the monthly installment.

     4.  Rent Defined.  All monetary obligations of Sublessee to Sublessor under the terms of this Sublease are deemed to be rent (“Rent”).  Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     5.   Use.

        (a) Agreed Use.  The Premises shall be used and occupied only for the operation of a cellular storage/ regenerative medical enterprise and for no other purpose.

       (b) Compliance.  Sublessor warrants that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the commencement date.  Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee.  NOTE:  Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed.  If the Premises do not comply with said warranty, or in the event that the applicable requirements are hereafter changed, the rights and obligations of Sublessor and Sublessee shall be as provided in the Master Lease (as modified in Paragraph 7 of this Sublease).

       (c) Acceptance of Premises and Lessee.  Sublessee acknowledges that (i) it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with all applicable requirements) and their suitability for Sublessee’s intended use; (ii) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises; and (iii) neither Sublessor, Sublessor’s agents, nor any broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.  In addition, Sublessor acknowledges that it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     6.    Master Lease.

        (a) Sublessor is the lessee of the Premises by virtue of a lease, (the “Master Lease”), wherein CIF La Mesa LP is the lessor, (“Master Lessor”).

        (b) This Sublease is and shall at all times be subject and subordinate to the Master Lease.

        (c) The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Master Lease.  Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

       (d) During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease (the “Sublessee’s Assumed Obligations”).  The obligations that Sublessee has not assumed under this Paragraph 6 are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

        (e) Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys’ fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

        (f) Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

        (g) Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

  7.     Consent of Master Lessor.

        (a) In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor, then this Sublease shall not be effective unless, within ten (10) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this subletting.

   8.    Attorney’s Fees.  If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the Court.

   9.    Governing Law.  This Sublease shall be governed by the laws of the State of California.  Any disputes hereunder will be heard in the appropriate state and federal courts located in the County of San Diego, CA.

Sublessor: Bio-Matrix Scientific Group, Inc    Sublessee: Entest BioMedical, Inc.

By: /s/David R. Koos                                          By: /s/David R. Koos

Printed Name: David R. Koos                            Printed Name: David R. Koos

Title: CEO                                                              Title: CEO